Exhibit 4.6

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. ______                                           ____________ Shares


             Void after 5:00 p.m. New York Time, on August 13, 1999.


             REDEEMABLE WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                        BRAKE HEADQUARTERS, U.S.A., INC.


                This Is To Certify That, FOR VALUE RECEIVED,____________, residing at _________________________ (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Brake Headquarters, U.S.A., Inc., a Delaware corporation (the "Company"),________________ ( ) fully paid, validly issued and non-assessable shares of Common Stock ("Common Stock") of the Company, par value $.001 per share, at an exercise price of $3.80 per share at any time or from time to time during the period from the date hereof until 5:00 p.m. Eastern Time, on August 13, 1999. The shares of Common Stock deliverable upon such exercise are hereinafter referred to as "Warrant Shares", and the exercise price of a Warrant Share, as the same may be adjusted pursuant to Section (f) below, is hereinafter referred to as the "Exercise Price".

                (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part (but no partial exercise shall be for less than one thousand (1,000) Warrant Shares) at any time or from time to time on or after the date hereof and until August 13, 1999; provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then this Warrant may be exercised on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office or to the Company's warrant agent, if any has been so appointed, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price, in cash or by certified or bank cashier's check, for the number of Warrant Shares specified in such form. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of any such exercise, provided that such exercise is in accordance with the provisions set forth herein. As soon as practicable after



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each such exercise of the Warrant, the Company shall issue or cause to be issued and delivered to the Holder a certificate or certificates for the Warrant
Shares, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the Warrant Shares purchasable hereunder. Upon exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder.

                (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

                (c) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share remaining upon the full exercise hereof, the Company shall pay to the Holder in lieu of the issuance of any fractional share which is otherwise issuable an amount of cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

                (d) LOSS OF WARRANT. Upon receipt by the Company or its warrant agent, if any, of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

                (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. The acceptance of this Warrant by the Holder shall be deemed consent by the Holder for the Company to enter into any warrant agreement with a warrant agent, provided such warrant agreement does not adversely affect any of the rights of the Holder set forth in this Warrant.

                (f) ANTI-DILUTION PROVISIONS. The Exercise Price shall be subject to adjustment as set forth below:

                (i) (a) In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock, or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect

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immediately prior to such action shall be adjusted so that the Holder, upon exercise, shall be entitled to receive the number of shares of Common Stock of the Company which the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

                         (b)      After each adjustment of the Exercise Price
pursuant to this subsection (i), the number of shares of Common Stock purchasable upon the exercise of the Warrant shall be the number of Warrant Shares receivable upon exercise hereof prior to such adjustment multiplied by a fraction, the numerator of which shall be the original Exercise Price as defined above and the denominator of which shall be such adjusted Exercise Price.

                         (c)      In the event the Company at any time or from
time to time after the date hereof and prior to the exercise of this warrant shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant in addition to the number of shares of Common Stock receivable hereupon, the amount of such other securities of the Company that it would have received had the Warrant been exercised on the date of such event and had thereafter, during the period form the date of such event to and including the exercise date, retained such securities receivable by it as aforesaid during such period giving application to all adjustments called for during such period under this Warrant with respect to the rights of the Holder.

                      (ii) No adjustment in the Exercise Price shall be required to be made unless such adjustment would require an increase or decrease of at least $.10; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
(f) shall be made to the nearest cent or to the nearest one-one hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Warrant.

                     (iii) No adjustment of the Exercise Price shall be made except on the conditions set forth in this Section (f). Without limitation of the foregoing, there shall be no adjustment pursuant to this Section (f) should the Company issue any capital stock for cash or other consideration on terms approved by the Board of Directors.

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                      (iv)     In case of any (A) reclassification or change of
outstanding shares of Common Stock issuable upon exercise of this Warrant, (B) consolidation or merger of the Company with or into another corporation where the Company is not the surviving entity or (C) sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of the Warrant shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided elsewhere in this Section (f). The above provisions of this Section (f) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                (v) In each case of an adjustment or readjustment of the Exercise Price, the Company, at its expense, shall prepare a certificate showing such adjustment or readjustment signed by the duly elected Treasurer or Chief Financial Officer of the Company (the "Adjustment Certificate") and shall mail the Adjustment Certificate, by first class mail, postage prepaid, to the Holder. The Adjustment Certificate shall set forth such adjustment or readjustment, including a brief summary of the facts upon which such adjustment or readjustment is based including a statement of the Exercise Price and the number of shares of Common Stock or other securities issuable upon exercise of each Warrant immediately before and after giving effect to the applicable adjustment or readjustment. No failure to mail the Adjustment Certificate nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the Holder to whom the Company failed to mail such Adjustment Certificate, or except as to the Holder whose Adjustment Certificate was defective.

                (g) NON-TRANSFERABILITY; INVESTMENT REPRESENTATIONS. The Holder shall not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of this Warrant, otherwise than by will or the laws of descent and distribution, and this Warrant shall be exercisable during the Holder's lifetime only by the Holder. The Holder, by acceptance hereof, represents and warrants that (a) it is acquiring this Warrant for its own account for investment purposes only and not with a view to its resale or distribution, (b) it has no present intention to resell or otherwise dispose of all or part of this Warrant and (c) it is an

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Accredited Investor as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and any assignee of the Holder shall be an Accredited Investor. The Company may condition the issuance or exercise hereof and any transfer upon death on the receipt from the party to whom this Warrant is to be issued or transferred or to whom Warrant Shares are to be issued or transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing this Warrant (or any part thereof) and any Warrant Shares shall bear appropriate legends setting forth these restrictions on transferability.

                (h) REGISTRATION RIGHTS.

                         (i) The Company shall file a registration statement
with the Securities and Exchange Commission for the purpose of registering the issuance of the Warrant Shares to the Holder hereof upon the exercise of this Warrant and the subsequent sale of the Warrant Shares by the Holder. Such registration statement shall be filed promptly following the date hereof. In the event, however, that such registration statement is not filed within 120 days of the date hereof, additional shares of Common Stock shall be issued to the Holder, without additional consideration (the "Additional Shares"). This Warrant was originally purchased as part of "Units" of the Company. The number of Additional Shares shall equal 5% of the number of "Units" purchased by the Holder. Furthermore, in the event that such registration statement is not filed within 240 days of the Closing, shares of Common Stock equal to an additional 5% (or an aggregate of 10%) of the number of Units purchased by the Holder shall be issued to the Holder without additional consideration.

                    (ii) Indemnification. In the event of any registration of the Warrant Shares (or any of them) security pursuant to this Warrant, the Company shall indemnify the Holder and its officers and directors against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made, unless such statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the Holder expressly for use therein. The Holder shall notify the Company as soon as practicable following receipt of notice of any action or proceeding or threatened action or proceeding related to any alleged liability in respect of which indemnity may be sought against the Company, and the Company shall, at its sole option,

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assume the defense of such action or proceeding (employing counsel reasonably satisfactory to the Holder); provided, however, failure to so notify the Company shall not relieve the Company of its indemnification obligations hereunder unless such failure materially adversely affects the Company's defense of such action or proceeding. The Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action or proceeding effected without the Company's written consent. The Holder shall also indemnify the Company, its officers and directors and each underwriter of the offering so registered with respect to losses, claims, damages and liabilities caused by any untrue statement of a material fact or omission to state a material fact required to be stated therein made in reliance upon and in conformity with information furnished by the Holder to the Company in writing expressly for use in such registration statement or prospectus.

                         (iii)  Expenses.  All expenses of any registration
referred to in this Warrant, except any fees and disbursements of counsel to the Holder, underwriting commissions or discounts, any transfer or other taxes applicable to the Warrant and/or Warrant Shares, shall be borne by the Company.

                (i) REDEMPTION. The Company may call this Warrant for redemption, in whole or in part, at a redemption price of $.01 per Warrant Share in accordance with the terms of this Section (i). During a period commencing sixty (60) days (subject to reduction with the consent of the Placement Agent) after the effective date of a registration statement registering the Common Stock underlying the Warrants for sale without further restriction (the "Effective Date") and continuing for such time as said registration statement is effective (the "First Redemption Period"), the Company may redeem up to twenty-five percent (25%) of the Warrants upon at least thirty (30) days' prior written notice to the record holders thereof (a "Redemption Notice") which notice may be mailed during the 60 day period following the Effective Date. Each Redemption Notice shall state (i) the date set for redemption, (ii) that the Warrants are exercisable until such redemption date, and (iii) the number of Warrants being redeemed pursuant to such Redemption Notice. During a period commencing one hundred eighty (180) days (subject to reduction with the consent of the Placement Agent) after the Effective Date and continuing for such time as said registration statement is effective (the "Second Redemption Period"), the Company may redeem on a cumulative basis, up to fifty percent (50%) of the Warrants commencing thirty (30) days after the mailing of a Redemption Notice during the Second Redemption Period. During a period commencing two hundred seventy (270) days (subject to reduction with the consent of the Placement Agent) after the

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Effective Date and continuing for such time as said registration statement is effective (the "Third Redemption Period"), the Company may redeem, on a cumulative basis, up to one hundred percent (100%) of the Warrants commencing thirty (30) days after the mailing of a Redemption Notice during the Third Redemption Period. Notwithstanding the foregoing, the Company shall have no right to redeem Warrants unless (i) the Common Stock underlying the Warrants may be sold by the holders thereof without restriction upon or after the exercise thereof at all times after the date of a Redemption Notice until the proposed date of redemption, (ii) with respect to the First Redemption Period, the Second Redemption Period and the Third Redemption Period, the closing bid price of the Common Stock has equaled or exceeded $5.25 per share for any twenty (20) consecutive trading days from and after a date commencing sixty (60) days prior to the commencement of each such Redemption Period, and (iii) Warrants are redeemed on a pro rata basis among the record holders thereof as of the date of the Redemption Notice. The Holder shall have the right to exercise the Warrants until the close of business on the date fixed for redemption. After the Redemption Date, this Warrant will no longer entitle the holder to receive shares of Common Stock (or other securities or property) upon the exercise hereof, and the only rights of a holder of a Warrant not exercised prior to the Redemption Date will be to receive the redemption price.

                (j) NOTICES. All notices and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by fax, one (1) day after being sent by overnight courier service or three (3) days after being mailed, first-class postage prepaid, in the case of the Company to 33-16 Woodside Avenue, Long Island City, New York 11101, and in the case of the Holder to the address set forth herein, or to such other address as such party shall have specified by notice to the other party hereto. If notice is given by registered or certified first class mail, postage prepaid, return receipt requested, the return receipt shall be conclusive evidence of the notice having been mailed on the date set forth.

                (k) MISCELLANEOUS. This Warrant contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Warrant may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement is sought; provided however, that this Warrant may be amended or modified without the consent of the Holder if such amendment or modification does not adversely affect the rights of the Holder hereunder. This Warrant will not be assigned by either party hereto and shall be interpreted under the laws of the State of New York without application to the principles of conflicts of laws.


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                                       BRAKE HEADQUARTERS U.S.A., INC.



                                       By: /s/ JOSEPH ENDE
                                         Joseph Ende, President
Dated:  August 13, 1996

Attest:
/s/ SANDRA ENDE
Sandra Ende, Secretary




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                                  PURCHASE FORM


                                                   Dated _____________, _____


                The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____________ shares of Common Stock and hereby makes payment of $___________ in payment of the actual exercise price thereof.





                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name___________________________________________________________________________
                  (Please typewrite or print in block letters)


Address________________________________________________________________________

Social Security or TIN Number__________________________________________________



                Signature______________________________________________________



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